The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Joan O. Shevchik, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports Fourth-Quarter and Full-Year 2013 Results

Cincinnati, February 5, 2014 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

•	Fourth-quarter 2013 net income of $122 million, or 74 cents per share, compared with $192 million, or $1.17 per share, in the fourth quarter of 2012.

•
Full-year 2013 net income of $517 million, or $3.12 per share, up 23 percent from $421 million, or $2.57, in 2012. Operating income of $463 million, or $2.80 per share, up 18 percent from $393 million, or $2.40 per share.

•
$70 million decrease in fourth-quarter 2013 net income reflected the after-tax net effect of two primary items: $65 million decrease in the contribution from property casualty underwriting - primarily due to less benefit from favorable prior accident year reserve development – and a $6 million decrease from net realized investment gains.

•	$37.21 book value per share at December 31, 2013, up 11.1 percent from December 31, 2012.

•	16.1 percent value creation ratio for full-year 2013, compared with 12.6 percent for 2012.

Financial Highlights

(In millions except per share data)	Three months ended December 31,			Twelve months ended December 31,
	2013	2012	% Change	2013	2012	% Change
Revenue Data
Earned premiums	$1,025	$917	12	$3,902	$3,522	11
Investment income, pretax	137	136	1	529	531	0
Total revenues	1,172	1,070	10	4,531	4,111	10
Income Statement Data
Net income	$122	$192	(36)	$517	$421	23
Net realized investment gains and losses	3	9	(67)	54	28	93
Operating income*	$119	$183	(35)	$463	$393	18
Per Share Data (diluted)
Net income	$0.74	$1.17	(37)	$3.12	$2.57	21
Net realized investment gains and losses	0.02	0.06	(67)	0.32	0.17	88
Operating income*	$0.72	$1.11	(35)	$2.80	$2.40	17

Book value				$37.21	$33.48	11
Cash dividend declared	$0.42	$0.4075	3	$1.655	$1.62	2
Weighted average shares outstanding	165.7	164.2	1	165.4	163.7	1

*
The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures defines and reconciles measures presented in this release that are not based on U. S. Generally Accepted Accounting Principles.

**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement .

CINF 4Q13 Release 1

Insurance Operations Fourth-Quarter Highlights

•
93.9 percent fourth-quarter 2013 property casualty combined ratio, up from 81.9 percent for fourth-quarter 2012. Full-year 2013 property casualty combined ratio at 93.8%, with a 12 percent increase in net written premiums.

•	8 percent increase in fourth-quarter net written premiums, reflecting higher pricing and growth initiatives.

•
$128 million fourth-quarter 2013 property casualty new business written premiums. Agencies appointed since the beginning of 2012 contributed $15 million or 12 percent to total fourth-quarter new business written premiums.

•	6 cents per share contribution from life insurance operating income to fourth-quarter results, up 1 cent from 2012.
Investment and Balance Sheet Highlights

•	1 percent or $1 million rise in fourth-quarter 2013 pretax investment income, including a 3 percent increase in stock portfolio dividends.

•	8 percent full-year rise in fair value of invested assets plus cash at December 31, 2013, including a 28 percent increase for the stock portfolio and a 1 percent increase for the bond portfolio.

•	$1.532 billion parent company cash and marketable securities at year-end 2013, up 33 percent from a year ago.

Achieving Planned Results
Steven J. Johnston, president and chief executive officer, commented: “Steady growth and improved core underwriting profitability of our insurance business contributed to full-year operating income of $463 million, our best result since 2007. Consolidated direct written premiums passed the $4.3 billion mark, on a pace to reach $5 billion by the end of 2015.

“Our long-term investment approach again produced satisfactory results. Pretax investment income rose to $137 million for the quarter, up slightly from last year’s fourth quarter when we benefited from dividend acceleration.”

Focusing on Underwriting Profitability
“Our ongoing initiatives to improve property casualty underwriting gained momentum in 2013, assisted by lower-than-average catastrophe losses. Our fourth-quarter and full-year combined ratios both came in at below 94 percent, a healthy result. While we continue to follow our consistent and prudent reserving approach, this quarter didn’t have the benefit we had in last year’s fourth quarter from high favorable development of reserves. Core underwriting improved substantially, as indicated by 4.0 percentage points of ratio improvement for full-year 2013 loss and loss expenses before catastrophe losses and reserve development for prior accident years.

“Double-digit growth of renewal premiums led the way to strong net written premium growth in 2013, and our agents provided another record year of new business. We successfully maintained commercial lines price increases averaging in the mid-single-digit range in the fourth-quarter and throughout 2013. Use of data analytics and modeling continue to increase our pricing precision and our confidence that we know the appropriate price for each piece of business when competing for accounts. We also have an advantage in our three-year commercial package policy, which reduces administrative burdens for agents and policyholders and supports stable commercial lines pricing.

“Our personal lines operation continues to make progress, producing a satisfactory 96.8 percent 2013 combined ratio. We are seeing benefits roll on from ongoing initiatives to increase our agency representation, geographic diversification and rate adequacy. Personal lines earned premiums in our smaller premium volume states, including several we’ve targeted for growth due to less catastrophe exposure, in aggregate rose 17 percent for the year, compared with a 6 percent increase in our four highest volume states.”

Maintaining Our Momentum
“The positive results we’re seeing now reflect diligent execution of deliberate growth and profitability strategies, and we expect further benefits to accrue over time.

“Looking out to the future, we have invested in associates with specialized knowledge in loss control and claims management, launching a robust program of property inspections. This effort benefits policyholders by identifying opportunities to prevent losses, while also identifying risk characteristics that increase the accuracy of our pricing matrix. We are ramping up inspections and internal expertise again in 2014.

“Using the same proven approach that improved results in our workers’ compensation and property lines of business in 2012 and 2013, multi-departmental task forces are taking a deep dive into areas where there is room to realize additional benefits. These initiatives have a long runway, and we believe they’ll strengthen our future performance.”

Confidence in the Future
“Our $13.5 billion investment portfolio, with over 30 percent in stocks, is also well positioned to perform over the long term. In 2013, the portfolio’s fair value rose 8 percent, with pretax unrealized gains rising 25 percent to $2.3 billion. Our value creation ratio of 16.1 percent outpaced our target range of averaging 10 to 13 percent over any five-year period. Working together, we are executing on our plans to deliver a great insurance experience to agents and policyholders and to deliver solid rewards for our shareholders, such as the 11 percent rise in book value during 2013 to $37.21 and dividend payments that have increased annually for 53 consecutive years.”

CINF 4Q13 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Operations

(In millions)	Three months ended December 31,			Twelve months ended December 31,
	2013	2012	% Change	2013	2012	% Change
Earned premiums	$960	$869	10	$3,713	$3,344	11
Fee revenues	1	2	(50)	4	6	(33)
Total revenues	961	871	10	3,717	3,350	11

Loss and loss expenses	601	433	39	2,301	2,137	8
Underwriting expenses	300	278	8	1,183	1,076	10
Underwriting profit	$60	$160	(63)	$233	$137	70

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	62.6%	49.9%	12.7	61.9%	63.9%	(2.0)
Underwriting expenses	31.3	32.0	(0.7)	31.9	32.2	(0.3)
Combined ratio	93.9%	81.9%	12.0	93.8%	96.1%	(2.3)

			% Change			% Change
Agency renewal written premiums	$854	$771	11	$3,493	$3,138	11
Agency new business written premiums	128	132	(3)	543	501	8
Other written premiums	(74)	(66)	(12)	(143)	(157)	9
Net written premiums	$908	$837	8	$3,893	$3,482	12

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	59.9%	59.0%	0.9	60.6%	64.6%	(4.0)
Current accident year catastrophe losses	3.5	3.4	0.1	5.4	11.1	(5.7)
Prior accident years before catastrophe losses	(0.5)	(12.5)	12.0	(3.3)	(10.7)	7.4
Prior accident years catastrophe losses	(0.3)	0.0	(0.3)	(0.8)	(1.1)	0.3
Loss and loss expense ratio	62.6%	49.9%	12.7	61.9%	63.9%	(2.0)

Current accident year combined ratio before
catastrophe losses	91.2%	91.0%	0.2	92.5%	96.8%	(4.3)

•
8 percent and 12 percent growth in fourth-quarter and full-year 2013 property casualty net written premiums. Full‑year renewal written premiums increase of 11 percent reflects higher pricing and premium growth initiatives.

•
$42 million increase to a record high $543 million in 2013 new business written by agencies. $31 million of the increase was from standard market property casualty new business produced by agencies appointed since the beginning of 2012 and $7 million from appointments before that, in addition to $4 million from excess and surplus lines.

•
1,450 agency relationships in 1,823 reporting locations marketing standard market property casualty insurance products at December 31, 2013, compared with 1,408 agency relationships in 1,758 reporting locations at year‑end 2012. During 2013, 96 new agency appointments were made.

•
12.0 percentage-point rise in fourth-quarter 2013 combined ratio, reflecting an 11.5 point difference between estimates of incurred but not reported (IBNR) losses and loss expenses for the two time periods.

•
2.3 percentage-point full-year combined ratio improvement. Benefits from natural catastrophe losses that were 5.4 points lower, better pricing and other underwriting and loss cost management efforts were partially offset by a 4.7 percentage-point increase from higher estimates of IBNR for noncatastrophe losses and loss expenses.

•	4.0 percentage-point improvement, to 60.6 percent, for full-year ratio of 2013 accident year losses and loss expenses before catastrophes.

•
0.8 and 4.1 percentage-point fourth-quarter and full-year 2013 benefit from favorable prior accident year reserve development of $8 million and $148 million, compared with 12.5 points and 11.8 points from $109 million and $396 million of development for the same periods of 2012. The lower fourth-quarter and full-year favorable reserve development was primarily due to higher estimates of IBNR losses and loss expenses in longer-tail lines of business.

•	Slightly lower fourth-quarter and full-year underwriting expense ratios, largely reflecting expense management efforts and higher earned premiums.

CINF 4Q13 Release 3

Commercial Lines Insurance Operations

(In millions)	Three months ended December 31,			Twelve months ended December 31,
	2013	2012	% Change	2013	2012	% Change
Earned premiums	$680	$618	10	$2,636	$2,383	11
Fee revenues	1	2	(50)	3	4	(25)
Total revenues	681	620	10	2,639	2,387	11

Loss and loss expenses	411	307	34	1,596	1,420	12
Underwriting expenses	219	206	6	857	786	9
Underwriting profit	$51	$107	(52)	$186	$181	3

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	60.4%	49.7%	10.7	60.5%	59.5%	1.0
Underwriting expenses	32.3	33.2	(0.9)	32.5	33.0	(0.5)
Combined ratio	92.7%	82.9%	9.8	93.0%	92.5%	0.5

			% Change			% Change
Agency renewal written premiums	$606	$549	10	$2,471	$2,229	11
Agency new business written premiums	92	96	(4)	391	352	11
Other written premiums	(63)	(57)	(11)	(102)	(122)	16
Net written premiums	$635	$588	8	$2,760	$2,459	12

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	58.8%	59.1%	(0.3)	59.8%	62.9%	(3.1)
Current accident year catastrophe losses	2.3	3.0	(0.7)	4.3	8.9	(4.6)
Prior accident years before catastrophe losses	(0.1)	(12.5)	12.4	(3.0)	(11.6)	8.6
Prior accident years catastrophe losses	(0.6)	0.1	(0.7)	(0.6)	(0.7)	0.1
Loss and loss expense ratio	60.4%	49.7%	10.7	60.5%	59.5%	1.0

Current accident year combined ratio before
catastrophe losses	91.1%	92.3%	(1.2)	92.3%	95.9%	(3.6)

•
8 percent and 12 percent growth in fourth-quarter and full-year 2013 commercial lines net written premiums, primarily due to higher renewal written premiums that reflect higher pricing and the effect of premium growth initiatives.

•
$57 million and $242 million increase in fourth-quarter and full-year renewal written premiums, reflecting fourth‑quarter and full-year 2013 commercial lines pricing changes that increased on average in a mid-single-digit range in addition to rising insured exposures.

•
$39 million rise in full-year new business written by agencies, reflecting recent-year growth initiatives, with double‑digit growth in 17 of the 39 states where we offer standard market commercial lines policies.

•	9.8 percentage-point rise in fourth-quarter 2013 combined ratio, reflecting an 8.5 point increase from higher estimates of IBNR losses and loss expenses.

•
0.5 percentage-point rise in full-year combined ratio, as a 4.5 point improvement from lower natural catastrophe losses was offset by a 6.4 point increase from higher estimates of IBNR for noncatastrophe losses and loss expenses.

•
3.1 percentage-point improvement, to 59.8 percent, for full-year ratio of 2013 accident year losses and loss expenses before catastrophes. Better pricing and ongoing effects from other recent-year claims and loss control initiatives drove the improvement.

•
0.7 and 3.6 percentage-point fourth-quarter and full-year 2013 benefit from favorable prior accident year reserve development of $5 million and $96 million, compared with 12.4 points and 12.3 points from $76 million and $292 million of development for the same periods of 2012.

CINF 4Q13 Release 4

Personal Lines Insurance Operations

(In millions)	Three months ended December 31,			Twelve months ended December 31,
	2013	2012	% Change	2013	2012	% Change
Earned premiums	$249	$226	10	$961	$868	11
Fee revenues	—	—	nm	1	2	(50)
Total revenues	249	226	10	962	870	11

Loss and loss expenses	177	116	53	639	652	(2)
Underwriting expenses	72	64	13	290	261	11
Underwriting profit (loss)	$0	$46	nm	$33	$(43)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	71.4%	51.5%	19.9	66.6%	75.2%	(8.6)
Underwriting expenses	28.9	28.5	0.4	30.2	30.1	0.1
Combined ratio	100.3%	80.0%	20.3	96.8%	105.3%	(8.5)

			% Change			% Change
Agency renewal written premiums	$224	$203	10	$928	$836	11
Agency new business written premiums	24	27	(11)	110	111	(1)
Other written premiums	(9)	(8)	(13)	(33)	(29)	(14)
Net written premiums	$239	$222	8	$1,005	$918	9

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	62.6%	59.4%	3.2	61.9%	68.2%	(6.3)
Current accident year catastrophe losses	7.4	4.6	2.8	8.8	18.4	(9.6)
Prior accident years before catastrophe losses	1.1	(12.3)	13.4	(3.0)	(8.9)	5.9
Prior accident years catastrophe losses	0.3	(0.2)	0.5	(1.1)	(2.5)	1.4
Loss and loss expense ratio	71.4%	51.5%	19.9	66.6%	75.2%	(8.6)

Current accident year combined ratio before
catastrophe losses	91.5%	87.9%	3.6	92.1%	98.3%	(6.2)

•	8 percent and 9 percent growth in fourth-quarter and full-year 2013 personal lines net written premiums, driven by increases in renewal written premiums.

•
6 percent increase in full-year 2013 earned premiums in aggregate from our four highest volume states where we offer personal lines policies, while rising 17 percent for all other states in aggregate as we progress toward geographic diversification.

•
1 percent reduction in full-year 2013 new business written premium, declining as expected due to underwriting actions such as expanded use of higher deductibles and actual cash value loss settlement for older roofs.

•	20.3 percentage-point rise in fourth-quarter 2013 combined ratio, reflecting a 19.0 point increase from higher estimates of IBNR losses and loss expenses.

•	8.5 percentage-point full-year combined ratio improvement, including 8.2 points from lower natural catastrophe losses.

•
6.3 percentage-point improvement, to 61.9 percent, for full-year ratio of 2013 accident year losses and loss expenses before catastrophes, reflecting better pricing and ongoing effects from other recent-year initiatives, in addition to a 2.1 point reduction in the ratio for new losses of $250,000 or more per claim.

•
1.4 percentage-point fourth-quarter unfavorable effect from prior accident year reserve development of $3 million, driven by loss expenses, compared with 12.5 points from $29 million of favorable development for the fourth quarter of 2012. 4.1 percentage-point full-year 2013 benefit from favorable development of $39 million, compared with 11.4 points from $99 million of development for 2012, as 2013 ratios were higher for both IBNR and case‑basis experience for individual claims.

CINF 4Q13 Release 5

Excess and Surplus Lines Insurance Operations

(In millions)	Three months ended December 31,			Twelve months ended December 31,
	2013	2012	% Change	2013	2012	% Change
Earned premiums	$31	$25	24	$116	$93	25

Loss and loss expenses	13	10	30	66	65	2
Underwriting expenses	9	8	13	36	29	24
Underwriting profit (loss)	$9	$7	29	$14	$(1)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	41.0%	38.2%	2.8	56.7%	69.4%	(12.7)
Underwriting expenses	29.4	33.3	(3.9)	31.1	31.6	(0.5)
Combined ratio	70.4%	71.5%	(1.1)	87.8%	101.0%	(13.2)

			% Change			% Change
Agency renewal written premiums	$24	$19	26	$94	$73	29
Agency new business written premiums	12	9	33	42	38	11
Other written premiums	(2)	(1)	(100)	(8)	(6)	(33)
Net written premiums	$34	$27	26	$128	$105	22

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	62.6%	52.3%	10.3	67.1%	72.8%	(5.7)
Current accident year catastrophe losses	(1.9)	1.4	(3.3)	0.7	2.1	(1.4)
Prior accident years before catastrophe losses	(19.9)	(15.3)	(4.6)	(11.2)	(5.6)	(5.6)
Prior accident years catastrophe losses	0.2	(0.2)	0.4	0.1	0.1	0.0
Loss and loss expense ratio	41.0%	38.2%	2.8	56.7%	69.4%	(12.7)

Current accident year combined ratio before
catastrophe losses	92.0%	85.6%	6.4	98.2%	104.4%	(6.2)

•
26 percent and 22 percent growth in fourth-quarter and full-year 2013 excess and surplus lines net written premiums, largely due to the opportunity to renew many accounts for the first time. Also contributing to growth were average full-year renewal price increases in a high-single-digit range.

•	11 percent increase in full-year 2013 new business written premiums, reflecting the benefit of additional excess and surplus lines field marketing representatives.

•
13.2 percentage-point combined ratio improvement for full-year 2013, largely due to lower current accident year losses and loss expenses before catastrophe losses and a larger benefit from favorable prior accident year reserve development.

•
5.7 percentage-point improvement, to 67.1 percent, for full-year ratio of 2013 accident year losses and loss expenses before catastrophes, including a 3.3 point reduction in the 2013 ratio for new losses of $250,000 or more per claim.

CINF 4Q13 Release 6

Life Insurance Operations

(In millions)	Three months ended December 31,			Twelve months ended December 31,
	2013	2012	% Change	2013	2012	% Change
Term life insurance	$30	$29	3	$122	$115	6
Universal life insurance	27	12	125	35	34	3
Other life insurance, annuity, and disability income products	8	7	14	32	29	10
Earned premiums	65	48	35	189	178	6
Investment income, net of expenses	36	35	3	140	138	1
Other income	1	—	nm	4	1	300
Total revenues, excluding realized investment gains and losses	102	83	23	333	317	5
Contract holders’ benefits	63	49	29	204	185	10
Operating expenses incurred	24	20	20	60	79	(24)
Total benefits and expenses	87	69	26	264	264	0
Net income before income tax and realized investment gains and losses	15	14	7	69	53	30
Income tax	6	5	20	25	19	32
Net income before realized investment gains and losses	$9	$9	0	$44	$34	29

•
$11 million or 6 percent increase in full-year 2013 earned premiums, including a 6 percent increase for term life insurance, our largest life insurance product line. Fourth-quarter 2013 universal life insurance premiums rose due to unlocking of actuarial assumptions that increased the amortization of unearned front-end loads, with a corresponding increase to operating expenses as less expenses were deferred to future periods.

•	$11 million decline to $38 million in full-year 2013 fixed annuity deposits received, slowing as planned. Cincinnati Life does not offer variable or indexed products.

•
$10 million increase in full-year 2013 profit, primarily due to more favorable mortality experience and lower operating expenses as first-quarter 2012 included an actuarial adjustment that decreased reinsurance-related expenses deferred to future periods.

•
$24 million or 3 percent full-year 2013 decline to $833 million in GAAP shareholders’ equity for The Cincinnati Life Insurance Company, reflecting a decrease in fair value of the fixed-maturity portfolio due to a rise in interest rates.

CINF 4Q13 Release 7

Investment Operations Highlights

(In millions)	Three months ended December 31,			Twelve months ended December 31,
	2013	2012	% Change	2013	2012	% Change
Total investment income, net of expenses, pretax	$137	$136	1	$529	$531	0
Investment interest credited to contract holders	(20)	(20)	0	(80)	(82)	2
Realized investment gains and losses summary:
Realized investment gains and losses	4	14	(71)	82	74	11
Change in fair value of securities with embedded derivatives	2	—	nm	3	1	200
Other-than-temporary impairment charges	—	(1)	100	(2)	(33)	94
Total realized investment gains and losses	6	13	(54)	83	42	98
Investment operations profit	$123	$129	(5)	$532	$491	8

Investment income:
Interest	$104	$103	1	$413	$420	(2)
Dividends	35	34	3	122	115	6
Other	1	—	nm	3	3	0
Investment expenses	(3)	(1)	(200)	(9)	(7)	29
Total investment income, net of expenses, pretax	137	136	1	529	531	0
Income taxes	(33)	(33)	0	(128)	(129)	1
Total investment income, net of expenses, after-tax	$104	$103	1	$401	$402	0

Effective tax rate	23.9%	23.7%		24.1%	24.2%

Average invested assets plus cash and cash equivalents	$13,290	$12,108		$12,833	$11,847

Average yield pretax	4.12%	4.49%		4.12%	4.48%
Average yield after-tax	3.13	3.40		3.12	3.39
Effective fixed-maturity tax rate	27.2	26.9		27.1	26.9

Average fixed-maturity at amortized cost	$8,595	$8,228		$8,455	$8,153

Average fixed-maturity yield pretax	4.84%	5.01%		4.88%	5.15%
Average fixed-maturity yield after-tax	3.52	3.66		3.56	3.77

•
1 percent rise in fourth-quarter 2013 investment income, as continued dividend growth was accompanied by modest interest income growth. 4.12 percent fourth-quarter 2013 pretax average yield matched third-quarter 2013.

•
$460 million or 25 percent full-year 2013 net increase in pretax unrealized investment portfolio gains, including an $849 million increase for the equity portfolio. $76 million of pretax net realized gains were from investment portfolio security sales or called bonds during 2013, including $64 million from the equity portfolio.

CINF 4Q13 Release 8

Balance Sheet Highlights

(In millions except per share data)	At December 31,	At December 31,
	2013	2012
Balance sheet data:
Invested assets	$13,564	$12,534
Total assets	17,662	16,548
Short-term debt	104	104
Long-term debt	790	790
Shareholders’ equity	6,070	5,453
Book value per share	37.21	33.48
Debt-to-total-capital ratio	12.8%	14.1%

•	$13.997 billion in consolidated cash and invested assets at December 31, 2013, up 7 percent from $13.021 billion at year-end 2012.

•	1 million shares repurchased during the fourth quarter of 2013, at an average cost of $52.13.

•	$9.169 billion bond portfolio at December 31, 2013, with an average rating of A2/A. Fair value increased $131 million or 1 percent during the fourth quarter of 2013.

•
$4.327 billion equity portfolio was 31.9 percent of invested assets, including $1.854 billion in pretax net unrealized gains at December 31, 2013. $343 million or 9 percent fourth-quarter 2013 growth in fair value.

•
$4.326 billion of statutory surplus for the property casualty insurance group at December 31, 2013, up $412 million from $3.914 billion at year-end 2012, after declaring $375 million in dividends to the parent company. The ratio of net written premiums to property casualty statutory surplus for the 12 months ended December 31, 2013, was 0.9-to-1, unchanged from year-end 2012.

•
Value creation ratio of 16.1 percent for full-year 2013 included 8.5 percent from net income before net realized investment gains and 6.4 percent from investment portfolio realized gains and changes in unrealized gains.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.

Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                    Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                Fairfield, Ohio 45014-5141

CINF 4Q13 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2012 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 26.
Factors that could cause or contribute to such differences include, but are not limited to:

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

•	Increased frequency and/or severity of claims

•	Inadequate estimates or assumptions used for critical accounting estimates

•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies

•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value

•	Events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:

◦	Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)

◦	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities

◦	Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities

•
Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets

•	Increased competition that could result in a significant reduction in the company’s premium volume

•
Delays or performance inadequacies from ongoing development and implementation of underwriting and pricing methods or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness

•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages

•	Inability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers

•
Difficulties with technology or data security breaches, including cyber attacks, that could negatively affect our ability to conduct business and our relationships with agents, policyholders and others

•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability

•
Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

◦	Downgrades of the company’s financial strength ratings

◦	Concerns that doing business with the company is too difficult

◦	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:

◦	Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates

◦	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

◦	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

◦
Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

◦	Increase our provision for federal income taxes due to changes in tax law

◦	Increase our other expenses

◦	Limit our ability to set fair, adequate and reasonable rates

◦	Place us at a disadvantage in the marketplace

◦	Restrict our ability to execute our business model, including the way we compensate agents

•	Adverse outcomes from litigation or administrative proceedings

•
Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•
Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.
* * *

CINF 4Q13 Release 10

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets (unaudited)

(In millions except per share data)	December 31,	December 31,
	2013	2012
ASSETS
Investments
Fixed maturities, at fair value (amortized cost: 2013—$8,688; 2012—$8,222)	$9,169	$9,093
Equity securities, at fair value (cost: 2013—$2,473; 2012—$2,369)	4,327	3,373
Other invested assets	68	68
Total investments	13,564	12,534
Cash and cash equivalents	433	487
Investment income receivable	121	115
Finance receivable	85	75
Premiums receivable	1,346	1,214
Reinsurance recoverable	547	615
Prepaid reinsurance premiums	26	26
Deferred policy acquisition costs	565	470
Land, building and equipment, net, for company use (accumulated depreciation: 2013—$420; 2012—$397)	210	217
Other assets	73	61
Separate accounts	692	734
Total assets	$17,662	$16,548
LIABILITIES
Insurance reserves
Loss and loss expense reserves	$4,311	$4,230
Life policy and investment contract reserves	2,390	2,295
Unearned premiums	1,976	1,792
Other liabilities	611	660
Deferred income tax	673	453
Note payable	104	104
Long-term debt and capital lease obligations	835	827
Separate accounts	692	734
Total liabilities	11,592	11,095

SHAREHOLDERS' EQUITY
Common stock, par value—$2 per share; (authorized: 2013 and 2012—500 million shares; issued and outstanding: 2013—198 million shares, 2012—197 million shares)	397	394
Paid-in capital	1,191	1,134
Retained earnings	4,268	4,021
Accumulated other comprehensive income	1,504	1,129
Treasury stock at cost (2013—35 million shares and 2012—34 million shares)	(1,290)	(1,225)
Total shareholders' equity	6,070	5,453
Total liabilities and shareholders' equity	$17,662	$16,548

CINF 4Q13 Release 11

Cincinnati Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

(In millions except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
REVENUES
Earned premiums	$1,025	$917	$3,902	$3,522
Investment income, net of expenses	137	136	529	531
Realized investment gains and losses, net	6	13	83	42
Fee revenues	2	3	8	7
Other revenues	2	1	9	9
Total revenues	1,172	1,070	4,531	4,111

BENEFITS AND EXPENSES
Insurance losses and policyholder benefits	664	482	2,505	2,322
Underwriting, acquisition and insurance expenses	324	298	1,243	1,155
Interest expense	14	13	54	54
Other operating expenses	3	4	15	14
Total benefits and expenses	1,005	797	3,817	3,545

INCOME BEFORE INCOME TAXES	167	273	714	566

PROVISION FOR INCOME TAXES
Current	41	59	178	119
Deferred	4	22	19	26
Total provision for income taxes	45	81	197	145

NET INCOME	$122	$192	$517	$421

PER COMMON SHARE:
Net income—basic	$0.75	$1.18	$3.16	$2.59
Net income—diluted	0.74	1.17	3.12	2.57

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for 2013 reconciliations; prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP measures to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•
Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

CINF 4Q13 Release 12

For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•
Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this non-GAAP measure is a useful supplement to GAAP information, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.

•
Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

•
Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

CINF 4Q13 Release 13

Cincinnati Financial Corporation
Balance Sheet Reconciliation

(Per share data)	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Book value change per share:
Book value as originally reported December 31, 2011				$31.16
Cumulative effect of a change in accounting for deferred
policy acquisition costs, net of tax				(0.13)
Book value as adjusted December 31, 2011				$31.03

Value creation per share data:
End of period book value - as originally reported	$37.21	$33.48	$37.21	$33.48
Less beginning of period book value - as originally reported	35.51	32.95	33.48	31.16
Change in book value - as originally reported	1.70	0.53	3.73	2.32
Dividend declared to shareholders	0.42	0.4075	1.655	1.62
Total contribution to value creation ratio	$2.12	$0.9375	$5.385	$3.94

Contribution to value creation ratio:
From change in book value*	4.8%	1.6%	11.1%	7.4%
From dividends declared to shareholders**	1.2	1.2	5.0	5.2
Value creation ratio	6.0%	2.8%	16.1%	12.6%

* Change in book value divided by the beginning of period book value as originally reported
** Dividend declared to shareholders divided by beginning of period book value as originally reported

Net Income Reconciliation

(In millions except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Net income	$122	$192	$517	$421
Net realized investment gains and losses	3	9	54	28
Operating income	119	183	463	393
Less catastrophe losses	(20)	(19)	(112)	(217)
Operating income before catastrophe losses	$139	$202	$575	$610

Diluted per share data:
Net income	$0.74	$1.17	$3.12	$2.57
Net realized investment gains and losses	0.02	0.06	0.32	0.17
Operating income	0.72	1.11	2.80	2.40
Less catastrophe losses	(0.12)	(0.12)	(0.67)	(1.33)
Operating income before catastrophe losses	$0.84	$1.23	$3.47	$3.73

CINF 4Q13 Release 14

Cincinnati Financial Corporation

Property Casualty Operations Reconciliation

(In millions)	Three months ended December 31, 2013
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$908	$635	$239	$34
Unearned premiums change	52	45	10	(3)
Earned premiums	$960	$680	$249	$31

Statutory ratios:
Statutory combined ratio	95.4%	94.4%	101.5%	70.9%
Contribution from catastrophe losses	3.2	1.7	7.7	(1.7)
Statutory combined ratio excluding catastrophe losses	92.2%	92.7%	93.8%	72.6%

Commission expense ratio	19.5%	19.1%	19.5%	25.9%
Other expense ratio	13.3	14.9	10.6	4.0
Statutory expense ratio	32.8%	34.0%	30.1%	29.9%

GAAP ratio:
GAAP combined ratio	93.9%	92.7%	100.3%	70.4%
Contribution from catastrophe losses	3.2	1.7	7.7	(1.7)
Prior accident years before catastrophe losses	(0.5)	(0.1)	1.1	(19.9)
GAAP combined ratio excluding catastrophe losses and prior
years reserve development	91.2%	91.1%	91.5%	92.0%

(In millions)	Twelve months ended December 31, 2013
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$3,893	$2,760	$1,005	$128
Unearned premiums change	(180)	(124)	(44)	(12)
Earned premiums	$3,713	$2,636	$961	$116

Statutory ratios:
Statutory combined ratio	92.7%	91.8%	96.3%	87.8%
Contribution from catastrophe losses	4.6	3.7	7.7	0.8
Statutory combined ratio excluding catastrophe losses	88.1%	88.1%	88.6%	87.0%

Commission expense ratio	18.6%	17.8%	19.7%	26.3%
Other expense ratio	12.2	13.5	10.0	4.8
Statutory expense ratio	30.8%	31.3%	29.7%	31.1%

GAAP ratio:
GAAP combined ratio	93.8%	93.0%	96.8%	87.8%
Contribution from catastrophe losses	4.6	3.7	7.7	0.8
Prior accident years before catastrophe losses	(3.3)	(3.0)	(3.0)	(11.2)
GAAP combined ratio excluding catastrophe losses and prior
years reserve development	92.5%	92.3%	92.1%	98.2%

CINF 4Q13 Release 15